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Pi Research Limited
Milton Hall, Church Lane, Milton, CAMBRIDGE, C04 OAD, UK telephone +44 (0)1223 441250 Fax +44 (0)1223 441249


Kenneth W. Morgan
Unicomm Signal Inc.
11620 Horseshoe Way
Richmond
CANADA

04 December 1996

Dear Mr. Morgan:

We understand that UniComm Signal Inc. (UniComm) and Epic Technologies, Inc. ("Epic") are in the final stages of negotiating an agreement for the purchase by UniComm of Epic's tire pressure monitoring technology and in pursuance thereof that UniComm has requested an assurance from Pi Research Ltd. ("Pi") to clarify the status of that certain Working Agreement between Epic and Pi for the development of a Tire Monitoring System for Motorsport applications dated August 8, 1995 (the "Epic TMS Agreement").

Pi hereby confirms that the Epic TMS Agreement has been terminated, that all arrangements between Epic and Pi with respect to development of tire pressure monitoring systems have been concluded, there are no obligations on the part of Epic to Pi pursuant to the Epic TMS Agreement or otherwise. Pi has no rights in or to any Epic tire pressure monitoring systems, and that Pi has not disclosed any confidential information of Epic with respect to the said systems to any third party.

However, Pi reserves the right to purchase those TMS components developed in conjunction with Epic for Motorsport applications on the basis of purchase orders submitted directly to Epic, or to any other manufacturer appointed by UniComm, at the current prices until 31st December 1998.

Pi is the market leader in motorsport electronics and we will agree to negotiate towards an exclusive supplier relationship with UniComm for the Epic motorsport tire monitoring technology. The exclusive supplier relationship would be formalized in an agreement between UniComm and Pi which would include reasonable minimum performance levels for Pi.


                                  Exhibit 10.8


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Furthermore Pi has an interest in continued development of the TMS technology for motorsport applications and would like to discuss product development plans with UniComm at the earliest convenient time.

Yours truly,


Julian Garner
Marketing Manager

For Pi Research Ltd.


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